Exhibit 10.2

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into and effective as of August 15, 2024 (the “Effective Date”) between Terran Orbital Corporation, a Delaware corporation (f/k/a Tailwind Two Acquisition Corp.) (the “SPAC”), and Staton Orbital Family Limited Partnership. (“Subscriber”). Each of SPAC and Subscriber is sometimes referred to herein, individually as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, SPAC and Subscriber entered into that certain Subscription Agreement, dated October 28, 2021, (the “Subscription Agreement”), pursuant to which Subscriber subscribed for Shares of SPAC common stock, par value $.0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share following the domestication of SPAC as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and the de-registration of SPAC as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Law (2020 Revision);

WHEREAS, pursuant to Section 10 of the Subscription Agreement, the Subscription Agreement may be modified only by an instrument in writing signed by each of the Subscriber, SPAC and Terran Orbital Operating Company (f/k/a Terran Orbital Corporation), a Delaware corporation and wholly-owned subsidiary of SPAC (“TOOC”);

WHEREAS, Lockheed Martin Corporation, a Maryland .corporation (“Buyer”), Tholian Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”), and SPAC are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”); and

WHEREAS, in connection with and to facilitate the Merger, and to induce Buyer to enter into the Merger Agreement, SPAC and Subscriber desire to amend the Subscription Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.
Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Subscription Agreement.

2.
Amendment. Effective as of the Effective Date:

(a)
Section 1 of the Subscription Agreement shall be amended to include new paragraph b. immediately following paragraph 1.a., which shall read as follows:

“b. Notwithstanding anything to the contrary in paragraph 1.a., as of the Effective Date of the Amendment, all amounts due and owing under the

Subscription Agreement equal $11,250,000 (the “Payment Amount”), which amount includes, without limitation, all accrued and unpaid amounts, legal fees, expenses, and all other costs and other amounts, whether or not currently due and payable, under the Subscription Agreement. To induce Buyer to enter into the Merger Agreement and consummate the Merger, Subscriber has agreed to postpone its right to receive any installment payments in cash or in Shares pursuant to Section 1.a. of the Subscription Agreement (the “Payment Postponement”) (which shall continue to accrue) until the earlier of the consummation of the transactions contemplated under the Merger Agreement, including the Merger (the “Merger Closing”) or the termination of the Merger Agreement in accordance with its terms (the “Merger Termination”). Any such accrued installment payments are referred to as the “Accrued Payments.” As consideration for the Payment Postponement, if the Merger Closing occurs in accordance with the terms of the Merger Agreement, to the extent permitted under the debt facilities of SPAC and its subsidiaries, Subscriber shall receive a lump sum payment in cash equal to the Payment Amount. SPAC’s payment obligations pursuant to this Section 1.b. shall be subordinated to all obligations with respect to the debt facilities of SPAC and its subsidiaries. Subscriber or its affiliate to which the foregoing payment obligations are owed shall execute and deliver a subordination agreement in form and substance reasonably satisfactory to the holder or lender of such debt facilities to effectuate such subordination. In the event of the Merger Termination, SPAC’s payment obligations under paragraph 1.a., including to make the Accrued Payments, shall be immediately reinstated and in full force and effect. For the avoidance of doubt, the Accrued Payments shall be made in accordance with paragraph 1.a. commencing on the next quarterly payment following the Merger Termination.”

3.
Continuing Effect. This Amendment shall be deemed to form an integral part of the Subscription Agreement and construed in connection with and as part of the Subscription Agreement, and all terms, conditions, covenants and agreements set forth in the Subscription Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Subscription Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Subscription Agreement shall hereinafter refer to the Subscription Agreement as amended by this Amendment.

4.
Further Assurances. Subject to the terms of this Amendment, the Parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Amendment to be carried out.

5.
Successors and Assigns. This Amendment shall be binding upon SPAC and Subscriber, and their respective successors and assigns. The terms and conditions of this Amendment shall survive the consummation of the transfers provided for herein.

6.
Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the applicable laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto) including matters of validity, construction, effect, performance and remedies.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered, intending to be legally bound hereby, as of the Effective Date.

SUBSCRIBER:

STATON ORBITAL FAMILY LIMITED PARTNERSHIP

By: /s/ Daniel Staton

Name: Daniel Staton

Title: General Partner

SPAC:

TERRAN ORBITAL CORPORATION,

By: /s/ Marc Bell

Name: Marc Bell

Title: Chief Executive Officer

TOOC:

TERRAN ORBITAL OPERATING CORPORATION,

By: /s/ Marc Bell

Name: Marc Bell

Title: Chief Executive Officer

[Signature Page to First Amendment to Subscription Agreement ]